EXHIBIT 99.1
    NEWS RELEASE

Contact:	Justin Coe	Joe Germani / Miller Winston
	Chief Accounting Officer	Longacre Square Partners
	jcoe@ashfordinc.com	Braemar@Longacresquare.com

BRAEMAR HOTELS & RESORTS ANNOUNCES PORTFOLIO UPDATE AND 2027 FINANCIAL OUTLOOK
Announces Definitive Agreement to Sell Four Seasons Resort Scottsdale for $372 Million, Paving the Way to Complete Separation from Ashford and Become a Self-Managed REIT
Provides Key Pro Forma Financials and Full Year 2027 Guidance for Go-Forward Luxury Property Portfolio that Will be Positioned for Long Term Earnings Growth and Value Creation
Braemar Expects to Benefit from Favorable Forward Demand Trends, a Stronger Balance Sheet and Materially Lower Cost Structure – With More than $25 Million in Annual Cost Savings
Reaches Cooperation Agreement For Al Shams to Withdraw Notice of Director Nominations and Support Company’s Nominees and Proposals at 2026 Annual Meeting

DALLAS, October 8, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today provided a portfolio update and announced its financial outlook for full-year 2027.
Portfolio Update
On July 14, 2026, the Company closed on the sale of the Ritz-Carlton Sarasota, the Hotel Yountville and the Bardessono Hotel and Spa for a total purchase price of $437.5 million ($1.0 million per key).
On August 21, 2026, the Company closed on the sale of the Pier House Resort & Spa for $190.0 million ($1.3 million per key).
On September 29, 2026, the Company announced that it entered into a definitive agreement to sell the Four Seasons Resort Scottsdale for $372 million ($1.8 million per key) and received a $10 million non-refundable earnest money deposit in connection with the sale. The transaction is expected to close October 22, 2026, subject to customary prorations and adjustments. Including anticipated capital expenditures of $23 million, the sale price represents a 6.2% capitalization rate on net operating income for the trailing twelve months ended August 2026. The Company provides no assurances that the sale will be completed on these terms or at all.

The sales of these assets, in conjunction with other planned refinancings, are expected to generate sufficient funds to pay the remainder of the Company Sale Fee and Master Agreement Termination Fee (collectively, the “Fees”) owed to Ashford Inc. (“Ashford”) as part of the Company’s separation from Ashford and transition to become a self-managed REIT. The completion of the separation is expected to be completed by mid-November.
Going forward, Braemar’s portfolio will consist of:

•Ritz-Carlton Reserve Dorado Beach (96 keys): Set on 50 acres of the former Rockefeller estate along the northern coast of Puerto Rico, Dorado Beach is one of nine Ritz-Carlton Reserve properties worldwide, the most exclusive tier of the Ritz-Carlton brand. The oceanfront resort is an intimate refuge whose design blends modern interiors with the surrounding natural landscape and diverse culture. Its 96 villa-style guestrooms each feature floor-to-ceiling glass opening onto a private balcony or terrace with ocean views, many with an en-suite plunge pool, and every stay includes a dedicated Embajador providing personalized butler and concierge services. Since acquisition in March 2022, Braemar has renovated the oceanfront Surf Room Ballroom and Boardroom, refreshed the COA restaurant, and completed numerous ROI projects throughout the resort.

•The Ritz-Carlton, St. Thomas (180 keys): Set on 30 oceanfront acres along Great Bay on the eastern end of St. Thomas, U.S. Virgin Islands, the resort offers sweeping views of the Caribbean Sea and the neighboring islands of St. John and the British Virgin Islands. Styled after traditional island architecture with contemporary island-inspired interiors, The Ritz-Carlton, St. Thomas has 155 guestrooms and 25 suites, each with a private balcony and ocean or resort views. Since acquiring the hotel in December 2015, Braemar has invested significantly in capital improvements, primarily focused on reconstruction efforts in 2018 and 2019 due to damage sustained after Hurricane Irma. This comprehensive renovation included updating guestrooms and public spaces, as well as the construction of a new family pool, the expansion of meeting space, the buildout of the new fine-dining restaurant, Alloro, and the construction of luxury beachside cabanas.

•Capital Hilton (559 keys): Operating under the Hilton Hotels & Resorts brand, the Capital Hilton is strategically located at 16th and K Streets, two blocks north of the White House and within walking distance of the National Mall, other historical demand generators, and the offices of numerous law firms and national associations. The historic hotel offers 559 guestrooms and suites and, in 2024, completed a full renovation of its guestrooms and corridors that introduced art deco-inspired interiors with bold geometric patterns.

•The Notary Hotel, Autograph Collection (499 keys): Housed in the historic former City Hall Annex in the heart of Center City Philadelphia, The Notary is located directly across from City Hall and one block from the Pennsylvania Convention Center. The hotel joined Marriott's Autograph Collection in 2019 following a comprehensive rebranding and renovation. The 499-room hotel blends the building's historic architectural heritage with contemporary luxury, with marble floors throughout, restored original detailing, and curated artwork.

•Sofitel Chicago Magnificent Mile (415 keys): Part of Accor's Sofitel luxury brand, the hotel occupies a striking 32-story glass prism designed by French architect Jean-Paul Viguier, with views of Lake Michigan and the Chicago skyline. It is located in the heart of the Gold Coast neighborhood, just off the Magnificent Mile and proximate to some of Chicago's largest leisure demand generators. The hotel offers 415 guestrooms, including 63 suites, and completed an extensive two-year renovation in 2018.

•The Ritz-Carlton, Lake Tahoe (170 keys): Set mid-mountain with ski-in/ski-out access at Northstar California Resort in Truckee, California, The Ritz-Carlton, Lake Tahoe is the only luxury resort in Lake Tahoe, with seasonal access to a private Lake Club on the shore of Lake Tahoe. Its 153 rooms and 17 suites feature a mountain-lodge aesthetic with stone fireplaces, floor-to-ceiling windows, and private balconies framing forest and slope views. Amenities include a 17,000-square-foot spa, six food and beverage outlets led by the acclaimed Manzanita restaurant, over 29,000 square feet of flexible indoor/outdoor meeting space, two outdoor pools, a state-of-the-art fitness club and yoga studio, and a Ritz-Carlton Club Lounge. Since acquiring the hotel in January 2019, Braemar has invested significantly in capital improvements, including a 2023 renovation to the guestrooms and a 2024 renovation to the public spaces that added a new premium event space, luxury retail, poolside cabanas, and an iconic living room bar overlooking Northstar.

•Cameo Beverly Hills, LXR Hotels & Resorts (143 keys): The Cameo Beverly Hills converted in January 2026 to Hilton's LXR Hotels & Resorts luxury collection, following an extensive renovation. Ideally located just off Rodeo Drive and within easy reach of business demand from Century City and Culver City, the 12-story hotel offers 12 luxurious suites, 126 spacious guestrooms, and 5 residences, each with a private balcony. The hotel also features unrivaled top-floor meeting space offering panoramic 360-degree views of Beverly Hills, Hollywood, and the Pacific Ocean. Its interiors feature an updated mid-century modern aesthetic with custom burl wood and white oak furnishings.

Portfolio Key Financials
TTM Ended June 30, 20261

Property	RevPAR[2]	Revenue[3]	Hotel Net Income	Hotel EBITDA	Hotel EBITDA Margin	Investments in Hotel Properties, Gross[3,4]
Ritz-Carlton Reserve Dorado Beach	$1,727	$100.5	$16.9	$27.9	27.7%	$212
The Ritz-Carlton, St. Thomas	710	74.8	12.6	19.3	25.8%	134
Capital Hilton	198	63.9	(4.5)	15.9	24.8%	199
The Notary Hotel, Autograph Collection	157	38.5	7.0	12.4	32.3%	122
Sofitel Chicago Magnificent Mile	189	38.3	(26.0)	8.9	23.3%	81
The Ritz-Carlton, Lake Tahoe	448	54.6	(7.8)	7.6	13.8%	168
Cameo Beverly Hills, LXR Hotels & Resorts[5]	164	10.7	(10.8)	(4.1)	(37.9)%	103
Total / Weighted Average	$ 328	$381.4	$(12.8)	$ 87.9	23.0%	$1,018
(1)Amounts are in millions except for RevPAR and Hotel EBITDA Margin
(2)RevPAR includes revenue from residences participating in the hotel rental program
(3)Differences due to rounding
(4)As of 6/30/2026
(5)Hotel underwent a significant renovation in 2025 to join LXR Hotels & Resorts as of January 2026
Positioned for Growth
Following the completion of its transition to a self-managed REIT, Braemar expects to benefit from favorable forward demand trends, a materially lower corporate cost structure, and a strengthened balance sheet.
Forward booking trends across the go-forward portfolio remain strong and rate-led. As of September 2026, next-twelve-months revenue pace is up approximately 25% year-over-year, driven by an approximately 27% increase in ADR, with on-the-books occupancy modestly behind the prior year.

As a self-managed REIT, the Company expects to reduce total annual corporate general and administrative expenses, inclusive of advisory and related fees, from approximately $42 million to approximately $15 million, representing over $25 million in annual cost savings following the termination of its external advisory relationship with Ashford.

The Company also intends to pursue a series of targeted refinancing transactions over the next three to six months, which are expected to reduce the weighted-average interest rate for those assets by more than 150 basis points, generate estimated 2027 interest savings of approximately $4.8 million to $5.5 million based on current outstanding loan balances, and significantly extend its debt maturities. On a pro forma basis, September 2026 net debt as a percentage of gross assets is expected to decline from approximately 50% to approximately 36%, providing greater financial flexibility.

While the transition results in a near-term reduction in EBITDA, primarily reflecting the recently completed asset sales, the Company believes the resulting permanent cost savings and improved capital structure create a more profitable and scalable platform positioned for long-term earnings growth and value creation.

Financial Outlook
The Company is providing one-time financial guidance so that shareholders can more fully understand the future of Braemar on a pro forma basis as it undergoes its transition.
The Company’s full-year 2027 outlook assumes a projected net debt balance of approximately $405 million1 and projected preferred equity outstanding of approximately $407 million2 as of December 31, 2026, and expects the following results for the year ending December 31, 2027:
Full Year 2027 Guidance

	Low-end of range	High-end of range	Middle of Range
RevPAR Growth	+4.5%	+6.5%	+5.5%
Comparable RevPAR	$354	$361	$358
Comparable total RevPAR	$535	$542	$539
Total revenues (millions)	$407	$412	$409
Operating profit margin under GAAP	7.1%	8.2%	7.7%
Comparable hotel EBITDA margin	24.5%	25.4%	24.9%
Capital Expenditures (% of total Revenue)	7.0%	9.0%	8.0%

Based upon the above parameters, the Company estimates its 2027 guidance as follows:

	Low-end of range	High-end of range	Middle of Range
Net income under GAAP (millions)[3]	($ 11)	($ 6)	($ 9)
Adjusted EBITDAre (millions)	$85	$ 90	$88
Diluted earnings per common share under GAAP[3]	($ 0.50)	($ 0.43)	($ 0.47)
NAREIT FFO per diluted share	$0.23	$0.30	$0.26
Adjusted FFO per diluted share	$0.25	$ 0.31	$0.28

These estimates assume annual corporate, general and administrative expenses of $15 million and shares outstanding totaling 74.3 million4 as of June 30, 2026.
(1)Includes gross debt of $570 million, unrestricted cash of $111 million, restricted cash of $46 million, and a loan receivable of $9 million, differences due to rounding
(2)Assumes $8 million of redemptions in Q4 2026
(3)Under U.S. GAAP, net income is the residual amount of an entity's revenues and gains for a reporting period, after deducting all expenses and losses recognized on an accrual basis. That includes non-cash charges such as depreciation, amortization, impairment losses, share-based compensation, deferred income tax expense, and unrealized losses on certain financial instruments
(4)Adjusted from 73.3 million shares outstanding to include 1 million shares of stock-based compensation for 2027
Richard Stockton, Braemar’s President and Chief Executive Officer, said, “With Four Seasons Resort Scottsdale under contract and our transition to self-management on schedule, Braemar is well positioned to deliver long-term value for our shareholders. Current sector tailwinds and strong fundamentals support our luxury hotel investment strategy.”
Mr. Stockton continued, “We have consistently demonstrated an ability to grow selectively and accretively. Going forward, we will remain disciplined and deliberate in evaluating opportunities to add complementary properties to our portfolio while maintaining our focus on the luxury hotel segment. We are excited about this portfolio and will remain open to any pathway that maximizes its value.”
Settlement with Al Shams
The Company also announced that it has entered into a Cooperation and Settlement Agreement (the "Settlement Agreement") with the Company’s largest shareholder, Al Shams Investments Limited ("Al Shams"), pursuant to which Al Shams has withdrawn its notice related to the nomination of candidates for election to the Board at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Settlement Agreement provides for customary standstill and voting commitments, as well as settling all outstanding legal disputes between the parties. The Settlement Agreement has been filed with the SEC and more information can be found on www.sec.gov.
Braemar recently disclosed that its 2026 Annual Meeting will be held on December 21, 2026. The Company intends to file proxy materials for the Annual Meeting in due course. Such materials will include the Board’s nominees for election as directors.
About Braemar Hotels & Resorts
Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the high-growth luxury hotel and resort sector. Its industry-leading portfolio features luxury properties across the United States and the U.S. territories in the Caribbean.
Forward-Looking Statements
In keeping with the SEC's "Safe Harbor" guidelines, certain statements made in this press release could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: the Risk Factors discussed in our most recent Annual Report on Form 10-K; rising interest rates and inflation; macroeconomic conditions, such as a prolonged period of weak economic growth and volatility in the capital and financial markets; uncertainty in the business sector and market volatility; general and economic business conditions affecting the lodging and travel industry; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, the degree and nature of our competition, legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended (the “Code”), and related rules, regulations and interpretations governing the taxation of REITs; and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. These and other risk factors are more fully discussed in the Company's filings with the Securities and Exchange Commission.
This press release is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Braemar Hotels & Resorts Inc. or any of its respective affiliates, and may not be relied upon in connection with the purchase or sale of any such security.
Prior to investing in Braemar, potential investors should carefully review Braemar’s periodic filings with the Securities and Exchange Commission, including, but not limited to, Braemar’s most current Form 10-K, Form 10-Q and Form 8-Ks, including the risk factors included therein.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. The Company will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
Non-GAAP Measures
This press release contains non-GAAP financial measures, including EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA, Comparable Hotel EBITDA, Comparable Hotel EBITDA Margin, FFO, NAREIT FFO, Adjusted FFO, Net Debt and Net Debt to Gross Assets. Management believes these measures are useful to investors because they exclude items that do not reflect the ongoing operating performance of the Company's hotels — principally depreciation and amortization, which is substantial for a real estate owner and does not correlate with the change in value of the Company's properties, together with financing costs, income taxes, impairment charges, gains and losses on asset dispositions, and costs associated with transactions and the Company's transition to self-management. Presenting results on this basis allows period-to-period comparisons of hotel-level and corporate operating performance, facilitates comparison with other lodging REITs that report similar measures, and reflects how management evaluates the portfolio, allocates capital and measures the performance of the Company's hotel managers. These measures are also used in the Company's internal budgeting and forecasting and, in the case of Net Debt and Net Debt to Gross Assets, in evaluating leverage and balance sheet capacity.
These measures should not be considered in isolation or as substitutes for net income (loss), operating income, cash flow from operating activities, or any other measure prepared in accordance with GAAP, and they are not indicative of funds available to meet the Company's cash needs, including the ability to fund distributions. Because these measures are not standardized, the Company's presentation may not be comparable to similarly titled measures reported by other companies.
EBITDA is net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes, and equity in (earnings) loss of unconsolidated entities, and after the Company's portion of EBITDA of OpenKey. EBITDAre is EBITDA further adjusted to exclude impairment charges on real estate and (gain) loss on the disposition of assets and hotel property, as defined by NAREIT. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price or debt amount. A capitalization rate is determined by dividing the property's net operating income by the purchase price. Net operating income is the property's Hotel EBITDA minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. Adjusted EBITDAre is EBITDAre further adjusted to exclude amortization of favorable (unfavorable) contract assets and liabilities, transaction and conversion costs, other (income) loss, write-off of loan costs and exit fees, realized and unrealized (gain) loss on derivatives, stock- and unit-based compensation, legal, advisory and settlement costs, advisory services incentive fees, (gain) loss on extinguishment of debt, (gain) loss on insurance settlement, and severance. Hotel EBITDA is property-level net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes and non-hotel EBITDA ownership expense, less EBITDA attributable to noncontrolling interests in consolidated entities. Comparable Hotel EBITDA further adjusts Hotel EBITDA to present results for all periods as though each hotel had been owned for the full period. Hotel EBITDA Margin is Hotel EBITDA divided by total hotel revenue. FFO is net income (loss) computed in accordance with GAAP, excluding gains and losses from the sale of properties and impairment charges on depreciable real estate, plus real estate–related depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. NAREIT FFO is FFO as defined by NAREIT. Adjusted FFO is NAREIT FFO further adjusted for items the Company does not consider indicative of ongoing operating performance, consistent with the adjustments described under Adjusted EBITDAre. Net Debt is total indebtedness less unrestricted cash, restricted cash and the Company's loan receivable. Gross Assets is total assets plus accumulated depreciation. Net Debt to Gross Assets is Net Debt divided by Gross Assets. RevPAR, Total RevPAR, ADR and occupancy are hotel operating statistics and are not non-GAAP financial measures. Comparable operating statistics present all periods as though each hotel had been owned for the full period.
The Company does not provide a reconciliation of its full year 2027 guidance for Adjusted EBITDAre, NAREIT FFO per diluted share, Adjusted FFO per diluted share or Comparable Hotel EBITDA Margin to the most directly comparable forward-looking GAAP financial measures, because it is unable to predict with reasonable certainty, and without unreasonable effort, the amount or timing of certain items required for such a reconciliation. These items include, but are not limited to, impairment charges on real estate, gains and losses on the disposition of assets and hotel properties, gains and losses on the extinguishment of debt, realized and unrealized gains and losses on derivatives, gains and losses on insurance settlements, transaction and conversion costs, severance, and the final terms and timing of the refinancing transactions described in this press release. These items are uncertain, depend on factors outside the Company's control and could have a material effect on GAAP results for the guidance period. For the same reason, the Company is unable to address the probable significance of the unavailable information.